Exhibit 99.1

FOR IMMEDIATE RELEASE

GSE SYSTEMS ANNOUNCES 2014 FIRST QUARTER FINANCIAL RESULTS

Q1 2014 OVERVIEW
•	Revenue of $8.7 million compared to $12.4 million in Q1 2013.
•	Gross profit of $2.2 million, or 25.5% of revenues, compared to gross profit of $3.1 million, or 24.9% of revenues, in Q1 2013.
•	Net loss of $2.0 million, or $0.11 per diluted share, compared to a net loss of $1.2 million, or $0.06 per diluted share, in Q1 2013.
At March 31, 2014
•	Total cash and equivalents of $20.8 million, or $1.16 per diluted share.
•	Working capital of $23.7 million.
•	$0 long-term debt.
•	Backlog of $34.8 million

Sykesville, MD – May 15, 2014 - GSE Systems, Inc. ("GSE" or "the Company") (NYSE MKT: GVP), a global energy services solutions provider, today announced financial results for the first quarter ("Q1") ended March 31, 2014.

Jim Eberle, Chief Executive Officer of GSE, commented, "Our Q1 results reflect that our end markets remain challenging as fossil fuel powered utilities delay their capital expenditures due to the economic and regulatory uncertainties of coal-fired power plants in light of low natural gas prices. Our balance sheet remains strong, and our acquisition initiatives are proceeding in earnest.  We remain focused on diversifying our revenue base and solutions portfolio, while operating under the over-arching theme that our long-term market opportunity lies at the intersection of increasing global energy demand and the shortage of qualified energy workers."

Q1 2014 RESULTS
Q1 2014 revenue declined 29.5% to $8.7 million from $12.4 million in Q1 2013. Revenue from the $36.6 million Slovakia simulator project declined from $2.9 million in Q1 2013 to $0.7 million in Q1 2014.  This project was completed in April 2014.  In addition, revenue from fossil fuel simulation decreased by $1.2 million in Q1 2014 as compared to Q1 2013 due to the completion of several large projects in 2013 and a continued sluggishness in capital spending by fossil fuel utilities due to the economic and regulatory uncertainties of coal-fired power plants as a result of natural gas prices.
Gross profit in Q1 2014 was $2.2 million, or 25.5% of revenue, as compared to $3.1 million, or 24.9% of revenue, in Q1 2013.  Although SG&A expenses in Q1 2014 were consistent with Q1 2013, included in the SG&A expenses were severance costs of $0.3 million in Q1 2014 versus $0.1 million in Q1 2013 and foreign currency transaction losses of $0.2 million in Q1 2014 versus $0.1 million in Q1 2013.
Operating loss for Q1 2014 was $2.1 million compared to an operating loss of $1.3 million in Q1 2013.  The increase in operating loss is mainly the result of lower total revenue.

Net loss for Q1 2014 was $2.0 million, or $0.11 per basic and diluted share, compared to a net loss of $1.2 million, or $0.06 per basic and diluted share, in the same period last year.
The EBITDA (Earnings before interest, taxes, depreciation and amortization) loss for Q1 2014 was $1.8 million compared to an EBITDA loss of $0.9 million in Q1 2013.

Backlog at March 31, 2014 was $34.8 million compared to $38.0 million at December 31, 2013.

GSE's cash position at March 31, 2014 was $20.8 million, excluding $1.0 million of restricted cash, as compared to $15.6 million at December 31, 2013.  The $5.2 million improvement was due primarily to the collection of a trade receivable from a Slovakian utility customer in Q1 2014.

CONFERENCE CALL
Management will host a conference call this afternoon at 4:30 pm Eastern Time to discuss Q1 results and other matters.

Interested parties may participate in the call by dialing:

•	(877) 407-9753 (Domestic) or
•	(201) 493-6739 (International)

The conference call will also be accessible via the following link:
http://www.investorcalendar.com/IC/CEPage.asp?ID=172749

ABOUT GSE SYSTEMS, INC.
GSE Systems, Inc. is a world leader in real-time high-fidelity simulation, providing a wide range of simulation, training and engineering solutions to the energy and process industries. Its comprehensive and modular solutions help customers achieve performance excellence in design, training and operations. GSE's products and services are tailored to meet specific client requirements such as scope, budget and timeline. The Company has over four decades of experience, more than 1,100 installations, and hundreds of customers in over 50 countries spanning the globe. GSE Systems is headquartered in Sykesville (Baltimore), Maryland, with offices in St. Marys, Georgia; Cary, North Carolina; Chennai, India; Nyköping, Sweden; Stockton-on-Tees, UK; Glasgow, UK; and Beijing, China. Information about GSE Systems is available at www.gses.com.
FORWARD LOOKING STATEMENTS

We make statements in this press release that are considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934. These statements reflect our current expectations concerning future events and results. We use words such as "expect," "intend," "believe," "may," "will," "should," "could," "anticipates," and similar expressions to identify forward-looking statements, but their absence does not mean a statement is not forward-looking. These statements are not guarantees of our future performance and are subject to risks, uncertainties, and other important factors that could cause our actual performance or achievements to be materially different from those we project. For a full discussion of these risks, uncertainties, and factors, we encourage you to read our documents on file with the Securities and Exchange Commission, including those set forth in our periodic reports under the forward-looking statements and risk factors sections. We do not intend to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.
Company Contact	The Equity Group Inc.
Jim Eberle	Devin Sullivan
Chief Executive Officer	Senior Vice President
GSE Systems, Inc.	(212) 836-9608
(410) 970-7950	dsullivan@equityny.com

Thomas Mei
Associate
(212) 836-9614
tmei@equityny.com

GSE SYSTEMS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share data)

	(unaudited)
	Three Months ended
	March 31,
	2014	2013

Contract revenue	$8,724	$12,383
Cost of revenue	6,500	9,302

Gross profit	2,224	3,081

Selling, general and administrative	4,144	4,165
Depreciation	139	153
Amortization of definite-lived intangible assets	36	52
Operating expenses	4,319	4,370

Operating loss	(2,095)	(1,289)

Interest income, net	31	39
Gain on derivative instruments, net	104	267
Other expense, net	(10)	(105)

Loss before income taxes	(1,970)	(1,088)

Provision for income taxes	54	67

Net loss	$(2,024)	$(1,155)

Basic loss per common share	$(0.11)	$(0.06)
Diluted loss per common share	$(0.11)	$(0.06)

Weighted average shares outstanding - Basic	17,887,859	18,340,554
Weighted average shares outstanding - Diluted	17,887,859	18,340,554

GSE SYSTEMS, INC AND SUBSIDIARIES
Selected balance sheet data

	(unaudited)
	March 31, 2014	December 31, 2013

Cash and cash equivalents	$20,756	$15,643
Restricted cash - current	11	45
Current assets	39,080	43,944
Long-term restricted cash	1,021	1,021
Total assets	43,969	48,827

Current liabilities	$15,355	$17,953
Long-term liabilities	68	487
Stockholders' equity	28,546	30,387

EBITDA Reconciliation

EBITDA is not a measure of financial performance under generally accepted accounting principles ("GAAP").  Management believes EBITDA, in addition to operating profit, net income and other GAAP measures, is useful to investors to evaluate the Company's results because it excludes certain items that are not directly related to the Company's core operating performance. Investors should recognize that EBITDA might not be comparable to similarly-titled measures of other companies.  This measure should be considered in addition to, and not as a substitute for or superior to, any measure of performance prepared in accordance with GAAP.  A reconciliation of EBITDA to the most directly comparable GAAP measure in accordance with SEC Regulation G follows:

	Three Months ended
	March 31,
	2014	2013

Net loss	$(2,024)	$(1,155)
Interest income, net	(31)	(39)
Provision for income taxes	54	67
Depreciation and amortization	175	205
EBITDA	$(1,826)	$(922)